Exhibti 10.37

TRAVELERS

RESTRICTED STOCK UNIT AWARD NOTIFICATION AND AGREEMENT

(This award must be accepted within 90 days after the Grant Date shown below or it will be forfeited. Refer below to Section 16.)

Participant:	“NAME”	Grant Date:	“GRANT DATE”

Number of Award Shares:	“GRANTED”	Vesting Date:	3 years from Grant Date

1.             Grant of Restricted Stock Units. This restricted stock unit award (“Award”) is granted pursuant to The Travelers Companies, Inc. 2014 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), by The Travelers Companies, Inc. (the “Company”) to you (the “Participant”) as an employee of the Company or an affiliate of the Company (together, the “Travelers Group”). The Company hereby grants to the Participant as of the Grant Date an award (“Award”) consisting of a right to receive the number of shares set forth above (“Award Shares”) of the Company’s common stock, no par value (“Common Stock”), upon the Vesting Date or such earlier date as set forth herein, pursuant to the Plan, as it may be amended from time to time, and subject to the terms, conditions, and restrictions set forth herein, including, without limitation, the conditions set forth in Section 5.

2.             Terms and Conditions. The terms, conditions, and restrictions applicable to the Award are specified in the Plan and this grant notification and agreement, including Exhibits A and B, as amended (the “Award Agreement”). The terms, conditions and restrictions in the Plan include, but are not limited to, provisions relating to amendment, vesting, cancellation, and settlement, all of which are hereby incorporated by reference into this Award Agreement to the extent not otherwise set forth herein.

By accepting the Award, the Participant acknowledges receipt of the prospectus dated February 2, 2016 and any applicable prospectus supplement thereto (together, the “Prospectus”) and that he or she has read and understands the Prospectus.

The Participant understands that the Award and all other incentive awards are entirely discretionary and that no right to receive an award exists absent a prior written agreement with the Company to the contrary. The Participant also understands that the value that may be realized, if any, from the Award is contingent, and depends on the future market price of the Common Stock, among other factors. The Participant further confirms his or her understanding that the Award is intended to promote employee retention and stock ownership and to align participants’ interests with those of shareholders. Additionally, the Participant understands that the Award is subject to vesting conditions and will be cancelled if the vesting conditions are not satisfied. Thus, the Participant understands that (a) any monetary value assigned to the Award in any communication regarding the Award is contingent, hypothetical, or for illustrative purposes only, and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash value to the Participant; (b) receipt of the Award or any incentive award in the past is neither an indication nor a guarantee that an incentive award of any type or amount will be made in the future, and that absent a written agreement to the contrary, the Company is free to change its practices and policies regarding incentive awards at any time; and (c) vesting may be subject to confirmation and final determination by the Company’s Board of Directors or its Compensation Committee (the “Committee”) that the vesting conditions have been satisfied.

The Participant shall have no rights as a stockholder of the Company with respect to any shares covered by the Award unless and until the Award is vested and settled in shares of Common Stock; provided, however, that if the Company pays cash dividends on its shares while the Award is outstanding, the Participant shall be entitled to receive corresponding dividend equivalent cash payments based on the number of shares underlying the Award at the time when such regular cash dividends are paid.

3.             Vesting. The Award shall vest in full on the Vesting Date set forth above provided the Participant remains continuously employed within the Travelers Group through such Vesting Date. If the Participant has a termination of, or leave from active employment prior to the Vesting Date, the Participant’s rights are determined under the Award Rules of Exhibit A.

4.             Settlement of Award. The Company shall deliver to the Participant a number of shares of Common Stock equal to the number of vested Award Shares on the Vesting Date (or the date provided pursuant to Exhibit A, if applicable) or as soon as administratively practicable thereafter. The number of shares of Common Stock delivered to the Participant shall be reduced by a number of shares of Common Stock having a Fair Market Value on the date of delivery equal to the tax withholding obligation (including any applicable employment taxes due in connection with the vesting of the Award on or prior to the settlement date), unless the Plan administrator is notified in advance of the Award settlement (or the Award vesting, if applicable) and the Participant elects another method for tax withholding.

5.             Grant Conditioned on Principles of Employment Agreement. By entering into this Award Agreement, the Participant shall be deemed to have confirmed his or her agreement to be bound by the Company’s Principles of Employment Agreement in effect on the date immediately preceding the Grant Date (the “POE Agreement”), as published on the Company’s intranet site or previously distributed in hard copy to the Participant. Furthermore, by accepting the Award, the Participant agrees that the POE Agreement shall supersede and replace the form of Principles of Employment Agreement contained or referenced in any prior equity award made by the Company to the Participant, and, accordingly, such prior equity award shall become subject to the terms and conditions of the POE Agreement.

6.             Acceptance of Exhibits A and B. The Participant agrees to be bound by the terms of the Award Rules set forth in Exhibits A and B (“Award Rules”).

7.             Acceptance of and Agreement to Non-Solicitation and Confidentiality Conditions. In consideration for the award of Restricted Stock Units under this Award Agreement, the Participant agrees that the Award is conditioned upon Participant’s compliance with the following non-solicitation and confidentiality conditions (the “Non-Solicitation Conditions” and the “Confidentiality Conditions”, respectively):

(a)                                 The Company and the Participant understand, intend and agree that the Non-Solicitation Conditions of this Section 7 are intended to protect the Travelers Group and other participants in the Plan against the Participant soliciting its employees and/or its business during the twelve (12) month period (the “Restricted Period”) following the date of the Participant’s termination of employment with the Travelers Group (whether voluntary or involuntary) as reflected on the Travelers Group’s books and records (the “Termination Date”), while recognizing that after the Termination Date the Participant is still permitted to compete with the Travelers Group subject to the restrictions set forth below. Nothing in this Section 7 is intended to limit any of the Travelers Group’s rights or claims as to any future employer of the Participant.

(b)                                 Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. During the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of, or otherwise attempt to adversely affect the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. Without limiting the foregoing restriction, the Participant shall not, on behalf of himself or herself or any other person, hire, employ or engage any such person and shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7. Without limiting the generality of the restrictions under this Section, by way of example, the restrictions under this Section shall prohibit the Participant from (i) interviewing a Travelers Group employee, (ii) communicating in any manner with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (iii) identifying Travelers Group employees to potentially be solicited or hired, (iv) providing information or feedback regarding Travelers Group employees seeking employment with the Participant’s subsequent employer and/or (v) otherwise assisting or participating in the solicitation or hiring of a Travelers Group employee. However, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided that the Participant does not direct such third party specifically to target employees of the Travelers Group generally or specific individual employees of the Travelers Group.

(c)                                  Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have developed relationships with and/or had access to Confidential Information (as defined below) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against solicitation and/or interference by the Participant for a reasonable period of time after the Participant’s employment with the Travelers Group ends. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then, during the Restricted Period, the Participant will not, directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group (i) on which the Participant, or anyone reporting directly to him or her, worked or was actively engaged in soliciting or servicing or (ii) about which the Participant gained access to Confidential Information (as defined below) during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to be personally involved in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group, at any time during the twenty-four month period following the Termination Date (the “Enhanced Restricted Period”). The Participant may, at any time after the Termination Date, broadly direct a third party (including but not limited to employees of his/her subsequent employer) to negotiate, compete for, solicit and execute such book roll over(s) or other book of business transfer arrangements, provided that (i) the Participant is not personally involved in such activities and (ii) the Participant does not direct such third party specifically to target business of the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

(d)                                 Subject to the non-competition obligations in the Award Rules that apply to Participants meeting the “Retirement Rule,” at any time after the Termination Date, the Participant may otherwise compete with the Travelers Group, including but not limited to competing on an account by account or deal by deal basis, to the extent that he or she does not violate the provisions of subsection (c) above or any other contractual, statutory or common law obligations to the Travelers Group.

(e)                                  Notwithstanding anything herein to the contrary, if the Participant breaches any of the Non-Solicitation Conditions of this Section 7, then the Restricted Period (or the Enhanced Restricted Period, if applicable) will be extended until the date that is 12 months (or 24 months, in the case of a breach under Section 7(c) with respect to the restrictions applicable during the Enhanced Restricted Period) after the date of the Participant’s last breach of such Non-Solicitation Conditions.

(f)                                   The Participant agrees not to, either during or after his or her employment, use, publish, make available, or otherwise disclose, except for benefit of the Travelers Group in the course of such employment, any technical or confidential information (“Confidential Information”) developed by, for, or at the expense of the Travelers Group, or assigned or entrusted to the Travelers Group, unless such information is generally known outside of the Travelers Group. Confidential Information includes, but is not limited to, non-public information such as: internal information about the Travelers Group’s business, such as financial, sales, marketing, claim, technical and business information, including profit and loss statements, business/marketing strategy and “Trade Secrets” (as defined below); client, customer, policyholder, insured person, claimant, vendor, consultant and agent information, including personal information such as social security numbers and medical information; legal advice obtained; product and system information; and any compilation of this information or employee information obtained as part of the Participant’s responsibilities at the Travelers Group.  Nothing herein should be construed as prohibiting the Participant from sharing information concerning the Participant’s own wages (or the wages of another employee, if voluntarily disclosed by that employee) or other terms and conditions of employment, or for purposes of otherwise pursuing the Participant’s legal rights.  Nothing herein is intended to prohibit or restrict the Participant from (i) filing a complaint with, making disclosures to, communicating with or participating in an investigation or proceeding conducted by any governmental agency (including the United States Equal Employment Opportunity Commission and the Securities and Exchange Commission), (ii) pursuing the Participant’s legal rights related to Participant’s employment with the Company or (iii) engaging in activities protected by applicable laws or regulations. Notwithstanding the foregoing, the Travelers Group does not authorize the waiver of, or disclosure of information covered by, the attorney-client privilege or attorney work product doctrine or any other privilege or protection belonging to the Travelers Group.  As used herein, “Trade Secrets” shall include information relating to the Travelers Group and its affiliates that is protectable as a trade secret under applicable law, including, without limitation, and without regard to form: technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, business and strategic plans, product plans, source code, software, unpublished patent applications, customer proposals or pricing information or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. In addition, the Participant will keep at all times subject to the Travelers Group’s control and will deliver to or leave with the Travelers Group all written and other materials in any form or medium (including, but not limited to, print, tape, digital, computerized and electronic data, parts, tools, or equipment) containing such technical or Confidential Information upon termination of the Participant’s employment. The Participant also agrees to cooperate to remedy any unauthorized use of such information and not to violate any Travelers Group policy regarding same. The Participant agrees that all records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof, relating to the Travelers Group’s operations, activities, Confidential Information, or business, made or received by the Participant during the Participant’s employment with any member(s) of the Travelers Group are, and shall be, the property of the Travelers Group exclusively, and the Participant will keep the same at all times subject to the Travelers Group’s control and will deliver or leave with the Travelers Group the same at the termination of the Participant’s employment.

(g)                                  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7 is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Award Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(h)                                 During the Restricted Period or any extension thereof, the Participant shall notify any subsequent employer of his or her obligations under this Award Agreement prior to commencing employment. During the Restricted Period or any extension thereof, the Participant will provide the Company and his or her prior manager at the Travelers Group fourteen (14) days’ advance written notice prior to becoming associated with and/or employed by any person or entity or engaging in any business of any type or form, with such notice including the identity of the prospective employer or business, the specific division (if applicable) for which the Participant will be performing services and the title or position to be assumed by the Participant. The Participant must provide a copy of such notice to the Company’s Employee Services Unit by email, facsimile or regular mail as follows:

Email:	4-ESU@travelers.com

Fax:	1.866.871.4378 (U.S. and Canada)
001.866.871.4378 (Europe)

Mail:	The Travelers Companies, Inc.
Employee Services Unit
385 Washington Street
Mail Code: 9275-SB02L
St. Paul, MN USA 55102

(i)                                     As consideration for and by accepting the Award, the Participant agrees that the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7 shall supersede any non-solicitation and confidentiality covenants contained or incorporated in any prior equity award made by the Company to the Participant under the Plan, The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan, the Travelers Property Casualty Corp. 2002 Stock Incentive Plan, or The St. Paul Companies, Inc. Amended and Restated 1994 Stock Incentive Plan (“Prior Equity Awards”); accordingly, such Prior Equity Awards shall become subject to the terms and conditions of the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7. However, these Non-Solicitation Conditions and Confidentiality Conditions shall be in addition to, and shall not supersede, any non-solicitation, non-competition, confidentiality, intellectual property or other restrictive covenants contained or incorporated in (i) any Non-Competition Agreement between any member(s) of the Travelers Group and the Participant arising out of the Participant’s service as a Management Committee member or otherwise, (ii) any employment agreement or other agreement between any member(s) of the Travelers Group and the Participant (other than such Prior Equity Awards), or (iii) any other Travelers Group plan or policy that covers the Participant (other than such Prior Equity Awards).

8.             Forfeiture of Restricted Stock Unit Award.

(a)                                 Participant’s Agreement. The Participant expressly acknowledges that the terms of Section 7 and this Section 8 are material to this Agreement and reasonable and necessary to protect the legitimate interests of the Travelers Group, including without limitation, the Travelers Group’s Confidential Information, trade secrets, customer and supplier relationships, goodwill and loyalty, and that any violation of these Non-Solicitation Conditions or Confidentiality Conditions by the Participant would cause substantial and irreparable harm to the Travelers Group and other Participants in the Plan. The Participant further acknowledges and agrees that:

(i)                                     The receipt of the Award constitutes good, valuable and independent consideration for the Participant’s acceptance of and compliance with the provisions of the Award Agreement, including the forfeiture and repayment provision of subsection 8(b) below and the Non-Solicitation Conditions and Confidentiality Conditions of Section 7 above, and the amendment of prior equity award provisions of subsection 7(i), 8(f) and Section 18, below.

(ii)                                  The Participant’s rights with respect to the Award are conditioned on his or her compliance with the POE Agreement at all times after acceptance of the POE Agreement in accordance with Sections 5 and 16 hereunder.

(iii)                               The scope, duration and activity restrictions and limitations described in this Agreement are reasonable and necessary to protect the legitimate business interests of the Travelers Group. The Participant acknowledges that all restrictions and limitations relating to the Restricted Period will apply regardless of the reason the Participant’s employment ends. The Participant further agrees that any alleged claims the Participant may have against the Travelers Group do not excuse the Participant’s obligations under this Award Agreement.

(b)                                 Forfeiture and Repayment Provisions. The Participant agrees that, prior to the Termination Date and during the Restricted Period (or the Enhanced Restricted Period, as applicable), if the Participant breaches the Non-Solicitation Conditions, the Confidentiality Conditions and/or the POE Agreement, in addition to all rights and remedies available to the Travelers Group at law and in equity (including without limitation those set forth in the Award Rules for involuntary termination), the Participant will immediately forfeit any portion of the Award made under this Award Agreement that has not otherwise been previously forfeited under the Award Rules in Exhibit A and that has not yet been paid, settled or vested. The Company may also require repayment from the Participant of any and all compensatory value that the Participant received for the last twelve (12) months of his or her employment and through the end of the Restricted Period (or the Enhanced Restricted Period, as applicable) from this Award or any Prior Equity Awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, or settlement of any such awards, and/or any consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, or settlement of any such awards). The Participant will promptly pay the full amount due upon demand by the Company, in the form of cash or shares of Common Stock at current Fair Market Value.

(c)                                  No Limitation on the Travelers Group’s Rights or Remedies. The Participant acknowledges and agrees that the forfeiture and repayment remedies under subsection 8(b) are non-exclusive remedies and shall not limit or modify the Travelers Group’s other rights and remedies to obtain other monetary, equitable or injunctive relief as a result of breach of, or in order to enforce, the terms and conditions of this Agreement or with respect to any other covenants or agreements between the Travelers Group and the Participant or the Participant’s obligations under applicable law.

(d)                                 Award Rules. The Award Rules provide a right to payment, subject to certain conditions, following the Participant’s Termination Date if the Participant meets the Retirement Rule which, among other conditions, may require that the Participant not engage in any activities that compete with the business operations of the Travelers Group through the Vesting Date (such non-compete condition may extend beyond the Restricted Period). The remedies for a violation of such non-compete conditions are specified in the Award Rules and are in addition to any remedies of the Travelers Group under this Section 8.

(e)                                  Severability. If any court determines that any of the terms and conditions of Section 7 or this Section 8 are invalid or unenforceable, the remainder of the terms and conditions shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the terms and conditions are unenforceable because of the duration of such terms and conditions or the area covered thereby, such court shall have the power to reduce the duration or area of such terms and conditions and, in their reduced form, the terms and conditions shall then be enforceable and shall be enforced.

(f)                                   Awards Subject to Recoupment. Except to the extent prohibited by law, this Award and any outstanding Prior Equity Award may be forfeited, and the compensatory value received under such awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, or settlement of such awards, or consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, or settlement of the awards) may be subject to recoupment by the Company, in accordance with the Company’s executive compensation recoupment policy and other policies in effect from time to time with respect to forfeiture and recoupment of bonus payments, retention awards, cash or stock-based incentive compensation or awards, or similar forms of compensation, and the terms of any such policy, while it is in effect, are incorporated herein by reference. As consideration for and by accepting the Award Agreement, the Participant agrees that all the remedy and recoupment provisions of this Section 8 shall apply to any Prior Equity Award made by the Company to the Participant, shall be in addition to and shall not supersede any other remedies contained or referenced in any such Prior Equity Award, and, accordingly, such Prior Equity Award shall become subject to both those other remedies and the terms and conditions of this Section 8.

(g)                                  Survival of Provisions. The agreements, covenants, obligations, and provisions contained in Section 7 and this Section 8 shall survive the Participant’s Termination Date and the expiration of this Award Agreement, and shall be fully enforceable thereafter.

9.             Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company desires or may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

10.          Administration. The Company’s Compensation Committee or its designee administers the Plan and this Award Agreement and has the authority to interpret any ambiguous or inconsistent terms in its sole discretion. The Participant’s rights under this Award Agreement are expressly subject to the terms and conditions of the Plan and to any guidelines the Compensation Committee or its designee adopts from time to time. The interpretation and construction by the Compensation Committee or its designee of the Plan and this Award Agreement, and such rules and regulations as the Compensation Committee or its designee may adopt for purposes of administering the Plan and this Award Agreement, will be final and binding upon the Participant.

11.          Entire Agreement/Amendment/Survival/Assignment. The terms, conditions and restrictions set forth in the Plan and this Award Agreement constitute the entire understanding between the parties hereto regarding the Award and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Award Agreement may be amended by a subsequent writing (including e-mail or electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Award Agreement. The provisions of the Award Agreement that are intended to survive the Termination Date of a Participant, specifically including Sections 7 and 8 hereof, shall survive such date. The Company may assign this Award Agreement and its rights and obligations hereunder to any current or future member of the Travelers Group.

12.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a fixed duration of time. The employment relationship is “at will,” which affords the Participant or the Travelers Group the right to terminate the relationship at any time for any reason or no reason not otherwise prohibited by applicable law. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group. The Award granted hereunder will not form part of the Participant’s regular employment compensation and will not be considered in calculating any statutory benefits or severance pay due to the Participant.

13.          No Limitation on the Company’s Rights. The Participant agrees that nothing in this Award Agreement shall in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.          Transfer Restrictions. The Participant may not sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of the Award or his or her right hereunder to receive any Award Shares, except as otherwise provided in the Prospectus.

15.          Conflict. In the event of a conflict between the Plan and the Award Agreement the Plan terms shall govern.

16.          Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept.  By accepting this Award, the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Award Agreement, and the Travelers Group’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Award will lapse ninety (90) days from the Grant Date, and the Award will be forfeited on such date if the Participant does not accept the Award Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept the Award Agreement shall not affect his or her continuing obligations under any other agreement between any member(s) of the Travelers Group and the Participant.

17.          Waiver; Cumulative Rights. The Company’s failure or delay to require performance by the Participant of any provision of this Award Agreement will not affect its right to require performance of such provision unless and until the Company has waived such performance in writing. Each right under this Award Agreement is cumulative and may be exercised in part or in whole from time to time.

18.          Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Minnesota, City and County of St. Paul, including the Federal Courts located therein (should Federal jurisdiction exist). The parties consent to and submit to the personal jurisdiction and venue of courts of Minnesota and irrevocably waive any claim or argument that the courts in Minnesota are an inconvenient forum. The Participant agrees to accept service of any court filings and process by delivery to his or her most current home address on record with the Travelers Group via first class mail or other nationally recognized overnight delivery provider, or by any third party regularly engaged in the service of process.  As consideration for and by accepting the Award, the Participant agrees that the Governing Law and Forum for Disputes provision of this Section 18 shall supersede any governing law, forum or similar provisions contained or referenced in any prior equity award made by the Company to the Participant, and, accordingly, such prior equity award shall become subject to the terms and conditions of the Governing Law and Forum for Disputes provisions of this Section 18.

19.          Personal Data. The Participant understands that the Company and other members of the Travelers Group hold certain personal information about the Participant, which may include, without limitation, information such as his or her name, home address, telephone number, gender, date of birth, salary, nationality, job title, social insurance number or other such tax identity number and details of all Awards or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Personal Data”).

The Participant understands that in order for the Company to process the Participant’s Award and maintain a record of Award Shares under the Plan, the Company shall collect, use, transfer and disclose Personal Data within the Travelers Group electronically or otherwise, as necessary for the implementation and administration of the Plan including, in the case of a social insurance number, for income reporting purposes as required by law. The Participant further understands that the Company may transfer Personal Data, electronically or otherwise, to third parties, including but not limited to such third parties as outside tax, accounting, technical and legal consultants when such third parties are assisting the Company or other members of the Travelers Group in the implementation and administration of the Plan. The Participant understands that such recipients may be located within the jurisdiction of residence of the Participant, or within the United States or elsewhere and are subject to the legal requirements in those jurisdictions applicable to those organizations, for example, lawful requirements to disclose personal information such as the Personal Data to government authorities in those countries. The Participant understands that the employees of the Travelers Group and third parties performing work related to the implementation and administration of the Plan shall have access to the Personal Data as is necessary to fulfill their duties related to the implementation and administration of the Plan. By accepting the Award, the Participant consents, to the fullest extent permitted by law, to the collection, use, transfer and disclosure, electronically or otherwise, of his or her Personal Data by or to such entities for such purposes and the Participant accepts that this may involve the transfer of Personal Data to a country which may not have the same level of data protection law as the country in which this Award Agreement is executed. The Participant confirms that if the Participant has provided or, in the future, will provide Personal Data concerning third parties including beneficiaries, the Participant has the consent of such third party to provide their Personal Data to the Travelers Group for the same purposes.

The Participant understands that he or she may, at any time, request to review the Personal Data and require any necessary amendments to it by contacting the Company in writing. Additionally, the Participant may always elect to forgo participation in the Plan or any other award program.

EXHIBIT A

AWARD RULES

TO TRAVELERS’ RESTRICTED STOCK UNIT AWARD NOTIFICATION AND AGREEMENT

When you leave the Travelers Group

References to “you” or “your” are to the Participant. “Termination Date” is defined in Section 7(a) of the Award Agreement and means the date of the termination of your employment with the Travelers Group (whether voluntary or involuntary) as reflected on the books and records of the Travelers Group.

If you terminate your employment or if there is a break in your employment, your Award may be cancelled before the Vesting Date and the vesting and settlement of your Award may be affected.

The provisions in the chart below apply to Awards granted under the Plan. Depending upon your employment jurisdiction upon the Grant Date, special rules may apply for vesting, payment, exercise and settlement of your Award in cases of termination of employment if you satisfy certain age and years of service requirements (“Retirement Rule”), as set forth in “Retirement Rule” below. Participants based in countries outside the United States on the Grant Date or in California immediately prior to the Termination Date should refer to Exhibit B for special rules that apply. For the avoidance of doubt, the applicable vesting terms for your Award pursuant to Exhibits A and B shall be based on your employment jurisdiction on the Grant Date.

If You:	Here’s What Happens to Your Award:
Terminate employment or your employment is terminated by the Travelers Group for any reason other than due to death or disability (but you do not meet the Retirement Rule)	Vesting stops and all outstanding unvested restricted stock unit Awards are cancelled effective on the Termination Date.
Become disabled (as defined under the Travelers Group’s applicable long-term disability plan or policy covering disabilities in your employment jurisdiction)	The restricted stock unit Award Shares will continue to vest without regard to your employment status and the shares will be issued and distributed to you upon the Vesting Date for the Award.
Take an approved personal leave of absence approved by the Travelers Group under its Personal Leave Policy, if applicable

The vesting of outstanding restricted stock unit Awards will continue during the first three months of an approved personal leave of absence. Once the approved leave of absence exceeds three months, vesting is suspended until you return to work with the Travelers Group and remain actively employed for 30 calendar days, after which time vesting will be restored retroactively. If you terminate employment during the leave for any reason, the termination of employment provisions will apply. If leave exceeds one year, all restricted stock unit Awards will be cancelled.

Are on an approved family leave, medical leave, dependent care leave, military leave, or other statutory leave of absence or notice leave (including, without limitation, “garden leave”, but not including any period corresponding to pay in lieu of notice, severance pay or other monies on account of the cessation of your employment)

Outstanding unvested restricted stock unit Awards will continue to vest while you are on such leave.
Die while you are employed or following employment while your Award is outstanding	Outstanding unvested restricted stock unit Awards will vest immediately and the shares will be issued and distributed to your estate as soon as practical thereafter.

Retirement Rule

If, as of your Termination Date, you are at least (i) age 65, (ii) age 62 with one or more full years of service, or (iii) age 55 with 10 or more full years of service, then you meet the “Retirement Rule.”

The Retirement Rule will not apply to your Award or any Prior Equity Award if you were involuntarily terminated for gross misconduct or for cause (as determined by the Company in its sole discretion) or you voluntarily terminated your employment where grounds for involuntary termination for gross misconduct or for cause existed (as determined by the Company in its sole discretion at the time of or following your termination of employment). If you retire and do not meet the Retirement Rule, you will be considered to have resigned.

If You:

Meet the Retirement Rule (subject to Exhibit B, if applicable)

Your restricted stock unit Award Shares will be multiplied by a fraction, the numerator of which is the number of days from the Grant Date to the Termination Date, and the denominator of which is the number of days in the original vesting period for the restricted stock unit Award. At your retirement, any Award Shares in excess of that amount determined under the immediately preceding sentence will be forfeited and cancelled.

The restricted stock unit Award Shares that you retain will continue to vest and the shares will be issued and distributed to you upon the Vesting Date for the Award, provided that, during the period prior to the Vesting Date, you do not engage in any activities that compete with the business operations of the Travelers Group (as determined by the Company in its sole discretion), including, but not limited to, working for another insurance company engaged in the property casualty insurance business as either an employee or independent contractor. You are not subject to this non-compete provision if you are terminated involuntarily or if you are employed in any state where state law prohibits such non-compete provisions, but you remain subject to Sections 7 and 8 of the Award Agreement, and the POE Agreement.

When called for under the above rules, you will be required to certify to the Company that you have not engaged in any activities that compete with the business operations of the Travelers Group since your Termination Date. You may be required to provide the Company with other evidence of your compliance with the Retirement Rule as the Company may require. In the event that you are determined to have engaged in competitive activities while receiving the benefit of continued vesting pursuant to the Retirement Rule (other than following an involuntary termination), any outstanding portion of the Award will be immediately forfeited and any portion of the Award previously paid to you will be subject to recoupment by the Company in accordance with Section 8(f) of the Award Agreement.

EXHIBIT B

Special Rules Applicable to Participants Based in Certain Jurisdictions

Terms and Conditions

This Exhibit B includes additional and/or alternative terms and conditions that govern the Award granted to the Participant under The Travelers Companies, Inc. 2014 Stock Incentive Plan (the “Plan”) if the Participant is employed in one of the jurisdictions listed below on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date. Capitalized terms used but not defined in this Exhibit B are defined in the Plan and/or Award Agreement and have the meanings set forth therein. To the extent that this Exhibit B is applicable to the Participant (based on the Participant’s place of employment on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date), the provisions set forth in this Exhibit B will apply to the Participant and will supersede the corresponding provisions set forth in the Award Agreement with respect to the Participant.

Notifications

This Exhibit B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant should not rely on the information noted in this Exhibit B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant’s Award hereunder is settled.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s jurisdiction may apply to the Participant’s situation.

Finally, the Participant understands that if he or she is a citizen or resident of a jurisdiction other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another jurisdiction for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

*   *   *

Brazil

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  The non-solicitation restrictions in Section 7(c) of the Award Agreement shall not apply with respect to any prospective clients of the Company who are not current clients of the Company while the Participant maintains an employment relationship with the Company.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

•                  12. No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in Brazil, at the city where the participant renders his/her services.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested restricted stock units will be cancelled effective on the Termination Date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group.  Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Award.

California

•                  If the Participant is employed in the State of California immediately prior to the Termination Date, then Sections 7(b) and 7(c) of the Award Agreement shall be restated to read as follows:

7(b)         Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees.  Accordingly, the Participant hereby agrees that during the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. The Participant shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7(b). Without limiting the generality of the restrictions under this Section 7(b), by way of example, the restrictions under this Section shall prohibit the Participant from (i) initiating communications with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (ii) identifying Travelers Group employees to potentially be solicited, and/or (iii) otherwise assisting or participating in the solicitation of a Travelers Group employee.

Notwithstanding the foregoing, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided, that the Participant does not direct such third party specifically to solicit employees of the Travelers Group generally or specific individual employees of the Travelers Group.

7(c)         Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have had access to Trade Secrets and/or Confidential Information (as defined in Section 7(f)) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against Participant’s use of Trade Secrets and/or Confidential Information to solicit Customers and/or otherwise interfere with these customer relationships. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then the Participant will not utilize Trade Secrets and/or Confidential Information to directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group on which the Participant gained access to Trade Secrets and/or Confidential Information during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to utilize Trade Secrets and/or Confidential Information in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

Canada

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

12. No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

India

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  To the extent that the Company elects to enforce the forfeiture and repayment provisions under Section 8(b) of the Award Agreement by re-acquiring shares of Common Stock held by the Participant, the Company will pay nominal consideration, as determined at the discretion of the Company, for such shares and/or obtain approval from the Reserve Bank of India, to the extent required under applicable law.

•                  Section 18 of the Award Agreement shall be revised to read as follows:

18           Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. Any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Award Agreement or the Plan, or any breach, termination or validity thereof, shall be finally determined and adjudicated through arbitration by a sole arbitrator located in Mumbai, India. The arbitration proceedings shall be conducted in accordance with the SIAC Rules in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Award Agreement or the Plan pursuant to this Section 18, each party shall pay its own attorneys’ fees and expenses regardless of whether there is a prevailing party in the opinion of the arbitrator deciding such action or the court in which any such arbitration award is entered. Without prejudice to the rights of the Company under this Section, if the Participant breaches, or proposes to breach the provisions of this Award Agreement or Plan, the Company and the Travelers Group shall be entitled, in addition to all other remedies such party may have, to a temporary, preliminary or permanent injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the non-breaching party from any court having competent jurisdiction over either party.

Republic of Ireland

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

12.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a definite period of time. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable Irish law and the terms of the Participant’s employment contract.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in the Republic of Ireland. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1988 together with the Data Protection (Amendment) Act 2003 (collectively, the “Irish DPA Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Irish DPA Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested restricted stock units will be cancelled effective on the Termination Date.

United Kingdom

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations) will not apply to the Participant.

•                  The Restricted Period, as defined in Section 7(a) of the Award Agreement, will include any period during which the Participant is placed on “garden leave.”

•                  The restrictions under Section 7(b) of the Award Agreement related to non-solicitation of employees shall only apply with respect to employees with whom the Participant had material dealings during the 12 months preceding the date of the Participant’s termination of employment with the Travelers Group, and such restrictions shall not apply with respect to any secretarial or administrative assistant employees of the Travelers Group.

•                  The “Enhanced Restricted Period” defined under Section 7(c) of the Award Agreement shall be limited to 12 months following the Termination Date (i.e., the same duration as the normal Restricted Period). Additionally, under Section 7(c) of the Award Agreement:

(i)                                     the restrictions relating to recruiting or solicitation of, interference with, attempting to influence or otherwise affecting any client, customer, policyholder or agent of the Travelers Group shall be limited to such clients, customers, policyholders or agents with which the Participant had material dealings within the 12 months preceding the Termination Date; and

(ii)                                  the references to “business” (aside from references to “book of business”) shall be limited to business activities with which the Participant was materially involved during the 12 months preceding the Termination Date.

•                  Section 12 of the Award Agreement shall be replaced with the following:

12.  No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment or guarantees employment with any member of the Travelers Group for a fixed duration of time. Each member of the Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable law and the terms of the Participant’s employment contract.  Upon termination of the Participant’s employment (for whatever reason) the Participant will have no rights as a result of this Award Agreement or any alleged breach of this Award Agreement or otherwise to any compensation under or in respect of any shares, share options, restricted stock units, long-term incentive plans or any other profit sharing scheme in which the Participant may participate or have received grants or allocations on or before the date on which the Participant’s employment terminates. Any rights which the Participant may have under such schemes will be exclusively governed by the rules of such schemes from time to time.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be the Courts of England and Wales. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1998 (the “Act”).  The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant.  Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested restricted stock units will be cancelled effective on the Termination Date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group.  Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Award.